Exhibit 99.1

2021 Third Quarter | CEO Quarterly Letter
As we are entering the final months of 2021, I hope you and your families are safe and healthy. The Company continues to perform exceedingly well as we report another record setting quarter in Q3 2021. We appreciate the hard work and dedication shown by our employees, as they continue to provide great service and commitment to our clients. This shows up in our financial results and our share price performance.
The third quarter of 2021 produced revenues of $370,244,000, which was $32,791,000, or 9.7%, above the third quarter of 2020. Both segments provided strong increases as third quarter revenue growth was up in Utility by 10.5% and in Residential/Commercial (R/C) by 8.8%, compared to the third quarter of 2020. Income from operations was $36,933,000 compared to $35,372,000 for the third quarter 2020, an increase of $1,561,000 or 4.4%. Net income for the quarter was $24,927,000, up 1.6% from the third quarter of 2020.
The first nine months have produced record revenues of $1,024,541,000, which was $79,561,000, or 8.4%, above the first nine months of 2020. I am proud to say that achieving one billion in revenue in just nine months is an incredible accomplishment. The R/C segment was up $69,231,000 or 17.5% to last year. The Utility segment was up $9,365,000 or 1.7% compared to the first nine months of last year. R/C has done a great job continuing their record performance in 2021, while managing through headcount and COVID related challenges. The Utility segment has done a nice job maintaining year-over-year growth, despite the anticipated slowdown in 2021 from declined revenues from some of our larger customers, mainly in the Surgery service line. Year-to-date income from operations was $87,931,000, compared to $83,483,000 last year, an increase of $4,448,000 or 5.3%. Net income was $57,897,000, up 6.4% from last year. The Company has done a great job providing growth in revenue and profitability for the first nine months of 2021, coming off a record year in 2020.
Along with our strong revenue and profitability, we continue to have a solid balance sheet which allows us to invest in people, equipment, and other resources to facilitate the Company’s growth and profitability. We are dedicated to managing our cash flow, and liquidity remains a priority for the Company. In the third quarter we renewed our bank credit facility through 2026, which supports company opportunities through investments in hard assets, acquisitions, and other areas, necessary to operate and grow the business.
At the end of the third quarter, we completed a 2 for 1 stock split. All shareholders of the Company as of the October 1, 2021, record date will receive one additional common share of the Company for every common share as of October 15, 2021. The prior share price was divided in two and the split adjusted fair market value changed from $32.80 to $16.40 per share. The overall share value remains consistent since the number of shares doubled. This is consistent with how previous stock splits have been managed.
Recently, Crain’s ranked Davey No. 1 on the Crain’s list of employee-owned companies in Northeast Ohio. Also, Davey was ranked No. 8 nationally by the National Center for Employee Ownership, where Davey has consistently been in the top 10 for many years. These results are attributed to the efforts, enthusiasm, and hard work by our Davey employees to drive the success of the Company and being dedicated to our core values of Safety, Integrity, Expertise, Leadership, Stewardship and Perseverance. Congratulations to all our employees and shareholders for this recognition.
As we close-out the year, please remain focused on safety, and stay engaged on our key initiatives that help drive the Company forward. Thanks again for your hard work and dedication and let’s finish strong in the fourth quarter of 2021.
For additional information and news on the Company, please go to: https://www.davey.com/shareholders
Thank you all for your continued support.

Patrick M. Covey
Chairman, President and Chief Executive Officer

The Davey Tree Expert Company
Abbreviated Interim Financial Data (Unaudited)
(In thousands, except per share data)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	Oct. 2, 2021	Sept. 26, 2020	Oct. 2, 2021	Sept. 26, 2021
Operating Statement Data:
Revenues	$370,244	$337,453	$1,024,541	$944,980
Costs and expenses:
Operating	232,599	208,638	650,909	598,225
Selling	67,353	60,203	178,876	162,287
General and administrative	20,739	19,891	69,712	60,477
Depreciation and amortization	14,127	13,825	41,287	42,553
Gain on sale of assets, net	(1,507)	(476)	(4,174)	(2,045)
Income from operations	36,933	35,372	87,931	83,483
Interest expense	(1,449)	(1,579)	(4,093)	(5,477)
Interest income	39	1,688	161	1,885
Other, net	2,298	(1,499)	(5,548)	(4,550)
Income before income taxes	33,225	33,982	78,451	75,341
Income taxes	8,298	9,447	20,554	20,945
Net income	$24,927	$24,535	$57,897	$54,396

Net income per share:*
Basic	$.56	$.54	$1.28	$1.18
Diluted	$.52	$.51	$1.21	$1.13

Weighted-average shares outstanding:*
Basic	44,885	45,748	45,257	45,912
Diluted	47,951	47,708	47,785	48,005

Dividends per share*	$.015	$.130	$.043	$.038

	Oct. 2, 2021	Sept. 26, 2021
Balance Sheet Data:
Cash and accounts receivable	$316,759	$269,122
Current:
Assets	376,572	305,062
Liabilities	230,837	219,872
Net working capital	$145,735	$85,190

Long-term debt	$119,663	$83,547
Other long-term liabilities	153,756	118,874
Total equity	271,457	233,061
Total assets	$775,713	$655,354

Common shares, net outstanding	44,739	45,640

*Prior periods have been adjusted for the two-for-one stock split
2021 Third Quarter

Forward-looking Statements

This information and other statements by the Company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance. In some cases, forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to differ materially from what is expressed or implied in these forward-looking statements.
Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may adversely impact our actual results include the effects on us, or our customers or vendors, of the COVID-19 pandemic and any other epidemics, pandemics, severe weather events, terrorism, other external events and natural disasters, including wildfires in California and other areas, our ability to attract and retain a sufficient number of qualified employees and management, our liability risk exposure under contracts and cost and availability of adequate insurance coverage or our self-insurance accruals, seasonality and weather-dependence of our business (other than tree services to utility customers), litigation and third-party and governmental regulatory claims, competition, increases in fuel prices, general and local economic conditions, credit and financial markets, and any impact on our customers’ spending, pricing for our services, and collections of accounts receivable, cyber and other disruptions of our information technology systems, governmental regulations, including climate, environmental, social, governance, health care, immigration and data privacy, and cost of compliance or resulting liabilities and penalties, damage to our reputation, foreign currency fluctuations, no established market for our stock, and such additional factors that are discussed in “Part I - Item 1A. Risk Factors.” of our annual report on Form 10-K for the year ended December 31, 2020, and in our subsequent filings with the Securities and Exchange Commission.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements.

2021 Third Quarter
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